Exhibit (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Bernstein Fund, Inc. of our report dated November 26, 2019, relating to the financial statements, which appears in International Strategic Equities Portfolio’s Annual Report on Form N-CSR for the year ended September 30, 2019. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 31, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Sanford C. Bernstein Fund, Inc. of our report dated November 26, 2019, relating to the financial statements, which appears in International Portfolio’s and Tax-Managed International Portfolio’s Annual Report on Form N-CSR for the year ended September 30, 2019. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

July 31, 2020